Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – October 30, 2018 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2018.
FINANCIAL RESULTS
For the quarter ended September 30, 2018, the Company reported:

▪	Net income attributable to common shareholders of $12.8 million, or $0.06 per diluted share, compared to $33.5 million, or $0.15 per diluted share, for the same period in 2017;

▪	Funds from operations (FFO) attributable to common shareholders of $54.3 million, or $0.25 per diluted share, compared to $57.1 million, or $0.25 per diluted share, for the same period in 2017; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $58.0 million, or $0.26 per diluted share, compared to $59.3 million, or $0.26 per diluted share, for the same period in 2017.

For the nine months ended September 30, 2018, the Company reported:

▪	Net income attributable to common shareholders of $65.5 million, or $0.30 per diluted share, compared to $134.5 million, or $0.57 per diluted share, for the same period in 2017;

▪	FFO attributable to common shareholders of $164.3 million, or $0.75 per diluted share, compared to $118.3 million, or $0.51 per diluted share, for the same period in 2017; and

▪	Operating FFO attributable to common shareholders of $168.8 million, or $0.77 per diluted share, compared to $189.1 million, or $0.81 per diluted share, for the same period in 2017.
OPERATING RESULTS
For the quarter ended September 30, 2018, the Company’s portfolio results were as follows:

▪	3.8% increase in same store net operating income (NOI) over the comparable period in 2017;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 94.1% at September 30, 2018, up 50 basis points from 93.6% at June 30, 2018 and up 20 basis points from 93.9% at September 30, 2017;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.0% at September 30, 2018, up 50 basis points from 93.5% at June 30, 2018 and up 130 basis points from 92.7% at September 30, 2017;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $19.36 at September 30, 2018, up 4.6% from $18.50 ABR per occupied square foot at September 30, 2017;

▪	999,000 square feet of retail leasing transactions comprised of 140 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 8.0% on new leases, containing 220 basis points of annual contractual rent increases, and 5.8% on renewal leases for a blended re-leasing spread of 6.3%.

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the nine months ended September 30, 2018, the Company’s portfolio results were as follows:

▪	2.1% increase in same store NOI over the comparable period in 2017;

▪	2,325,000 square feet of retail leasing transactions comprised of 365 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 8.7% on new leases, containing 220 basis points of annual contractual rent increases, and 5.5% on renewal leases for a blended re-leasing spread of 5.9%.
“The RPAI team delivered yet another strong quarter led by our same store NOI growth of 3.8%,” stated Steve Grimes, chief executive officer. “Our operating portfolio continues to demonstrate its strength and resiliency, solidifying our conviction around our $400 million in expansion and redevelopment starts in 2019. Our balance sheet and liquidity are in check, our team is eager to grow, and we are operating on all fronts to capitalize on our value creation initiatives.”
INVESTMENT ACTIVITY
Acquisitions
The Company is under contract to acquire One Loudoun Uptown, a 58 acre land parcel, of which 32 acres are developable, located adjacent to One Loudoun Downtown, an existing multi-tenant retail asset located in the Washington, D.C. metropolitan statistical area, for a gross purchase price of $25.0 million. This transaction is expected to close during the fourth quarter of 2018, subject to satisfaction of customary closing conditions.
Dispositions
Year to date, the Company has completed property dispositions totaling $193.0 million, the sale of development air rights for $12.0 million and the sale of a land parcel and the rights to develop eight residential units at One Loudoun Downtown for $1.8 million.
The Company is under contract to sell one non-target multi-tenant retail asset for $8.5 million and one single-user retail asset for $25.9 million, both of which are expected to close during the fourth quarter of 2018, subject to satisfaction of customary closing conditions. The Company is also under contract to sell land and the rights to develop 22 residential units at One Loudoun Downtown for $5.0 million. The sale of land and development rights is expected to close in two phases by early 2019, subject to satisfaction of customary closing conditions.
One Loudoun Downtown Expansion – Joint Venture
During the quarter, the Company entered into a development joint venture agreement for the expansion of pads G and H at One Loudoun Downtown. The project encompasses the construction of 378 residential rental units and up to approximately 66,600 square feet of commercial space. The joint venture facilitates the construction and management of the residential units and construction of a portion of the commercial space, which will be delivered to the Company once complete.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of September 30, 2018, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.82%, a weighted average maturity of 5.1 years and a net debt to adjusted EBITDAre ratio of 5.1x.
During the quarter, the Company repaid $67.2 million of mortgage debt, excluding amortization, with a weighted average interest rate of 6.06% and incurred prepayment penalties of $4.8 million. In addition, the Company entered into two forward-starting interest rate swap agreements to effectively fix the interest rate on the Term Loan Due 2023 at 2.85%, plus the applicable credit spread, effective November 23, 2018, upon maturity of the existing swaps, through November 22, 2023.

Year to date, the Company has repaid $178.0 million of total debt, excluding amortization, with a weighted average interest rate of 4.46% and incurred prepayment penalties of $5.8 million.
Common Stock Repurchases
To date in 2018, the Company has repurchased 4.1 million shares of common stock under its stock repurchase program at an average price per share of $12.12 for $49.7 million. These repurchases consist of (i) 2.6 million shares repurchased during the third quarter at an average price per share of $12.13 for $31.2 million, including 0.9 million shares repurchased in September 2018 for $10.5 million, which settled in October 2018 and (ii) 1.5 million shares repurchased in early October 2018 at an average price per share of $12.11 for $18.5 million.
2018 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.36 to $0.38 per diluted share in 2018. The Company is maintaining its 2018 Operating FFO attributable to common shareholders guidance range of $1.00 to $1.02 per diluted share based, in part, on the following assumptions:

▪	Same store NOI growth of 2.0% to 2.5%, no change from the midpoint of the previous range of 1.75% to 2.75%;

▪	Acquisitions of approximately $75 million including repurchases of common stock, an increase of $25 million from the midpoint of the previous range of $25 to $75 million;

▪	Property dispositions of approximately $200 million; and

▪	General and administrative expenses of $40 to $42 million, excluding the impact on earnings from executive separation.
DIVIDEND
On October 24, 2018, the Company declared the fourth quarter 2018 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on January 10, 2019 to Class A common shareholders of record on December 27, 2018.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, October 31, 2018 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on October 31, 2018 until midnight (ET) on November 14, 2018. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13682719.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of September 30,

2018, the Company owned 105 retail operating properties in the United States representing 19.5 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense, straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three and nine months ended September 30, 2018 represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three and nine months ended September 30, 2018 represents NOI primarily from (i) properties acquired during 2017, (ii) Reisterstown Road Plaza, which is in active redevelopment, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, (v) the properties that were sold or held for sale in 2017 and 2018, including Schaumburg Towers, and (vi) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on depreciable property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains (or losses) from sales of depreciable property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as (i) the impact on earnings from executive separation, (ii) impairment charges on non-depreciable real estate and (iii) gains on the sale of non-depreciable real estate, if any. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDAre is a supplemental non-GAAP financial measure and should not be considered an alternative to “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Julie Swinehart
Executive Vice President, Chief Financial Officer and Treasurer
Retail Properties of America, Inc.
(630) 634-4225

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2018	December 31, 2017
Assets
Investment properties:
Land	$1,041,251	$1,066,705
Building and other improvements	3,588,653	3,686,200
Developments in progress	23,106	33,022
	4,653,010	4,785,927
Less accumulated depreciation	(1,281,367)	(1,215,990)
Net investment properties	3,371,643	3,569,937

Cash and cash equivalents	29,702	25,185
Accounts and notes receivable (net of allowances of $7,723 and $6,567, respectively)	74,623	71,678
Acquired lease intangible assets, net	103,386	122,646
Assets associated with investment properties held for sale	—	3,647
Other assets, net	78,102	125,171
Total assets	$3,657,456	$3,918,264

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $837 and $1,024, respectively, unamortized discount of $(547) and $(579), respectively, and unamortized capitalized loan fees of $(388) and $(615), respectively)	$206,104	$287,068
Unsecured notes payable, net (includes unamortized discount of $(764) and $(853), respectively, and unamortized capitalized loan fees of $(3,027) and $(3,399), respectively)	696,209	695,748
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,250) and $(2,730), respectively)	447,750	547,270
Unsecured revolving line of credit	209,000	216,000
Accounts payable and accrued expenses	76,794	82,698
Distributions payable	36,312	36,311
Acquired lease intangible liabilities, net	89,351	97,971
Other liabilities	76,557	69,498
Total liabilities	1,838,077	2,032,564

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 217,852 and 219,237 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	218	219
Additional paid-in capital	4,547,158	4,574,428
Accumulated distributions in excess of earnings	(2,733,559)	(2,690,021)
Accumulated other comprehensive income	5,562	1,074
Total equity	1,819,379	1,885,700
Total liabilities and equity	$3,657,456	$3,918,264

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018		2017
Revenues
Rental income	$90,975	$100,977	$278,076		$316,968
Tenant recovery income	26,817	28,024	80,090		88,334
Other property income	1,345	1,518	4,977		6,249
Total revenues	119,137	130,519	363,143		411,551

Expenses
Operating expenses	17,596	19,572	57,235	(a)	62,440
Real estate taxes	18,037	21,863	56,206		65,229
Depreciation and amortization	43,169	51,469	132,107		157,268
Provision for impairment of investment properties	—	45,822	1,316		58,856
General and administrative expenses	9,160	7,785	31,929		29,368
Total expenses	87,962	146,511	278,793		373,161

Operating income (loss)	31,175	(15,992)	84,350		38,390

Interest expense	(21,336)	(21,110)	(56,918)		(128,077)
Other income (expense), net	303	(76)	853		380
Income (loss) from continuing operations	10,142	(37,178)	28,285		(89,307)
Gain on sales of investment properties	2,692	73,082	37,211		230,874
Net income	12,834	35,904	65,496		141,567
Preferred stock dividends	—	(2,362)	—		(7,087)
Net income attributable to common shareholders	$12,834	$33,542	$65,496		$134,480

Earnings per common share – basic
Net income per common share attributable to common shareholders	$0.06	$0.15	$0.30		$0.58
Earnings per common share – diluted
Net income per common share attributable to common shareholders	$0.06	$0.15	$0.30		$0.57

Weighted average number of common shares outstanding – basic	218,808	229,508	218,879		233,348

Weighted average number of common shares outstanding – diluted	219,021	230,104	219,277		233,949

(a)	Includes $1,900 of termination fees recorded during the second quarter of 2018 related to the Toys "R" Us auction process whereby the Company was the winning bidder on two leases.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income attributable to common shareholders	$12,834	$33,542	$65,496	$134,480
Depreciation and amortization of depreciable real estate	42,861	50,867	131,226	155,857
Provision for impairment of investment properties	—	45,822	1,316	58,856
Gain on sales of depreciable investment properties	(1,407)	(73,082)	(33,747)	(230,874)
FFO attributable to common shareholders	$54,288	$57,149	$164,291	$118,319

FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.25	$0.75	$0.51

FFO attributable to common shareholders	$54,288	$57,149	$164,291	$118,319
Impact on earnings from the early extinguishment of debt, net	4,892	3,006	5,944	71,675
Provision for hedge ineffectiveness	—	5	—	16
Gain on sale of non-depreciable investment property	(1,285)	—	(3,464)	—
Impact on earnings from executive separation (a)	—	(1,086)	1,737	(1,086)
Other (b)	100	207	323	188
Operating FFO attributable to common shareholders	$57,995	$59,281	$168,831	$189,112

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.26	$0.26	$0.77	$0.81

Weighted average number of common shares outstanding – diluted	219,021	230,104	219,277	233,949

(a)	Reflected as a (decrease) increase within "General and administrative expenses" in the condensed consolidated statements of operations.

(b)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other income (expense), net" in the condensed consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2018
	Low	High

Net income attributable to common shareholders	$0.36	$0.38
Depreciation and amortization of depreciable real estate	0.79	0.79
Provision for impairment of investment properties	0.01	0.01
Gain on sales of depreciable investment properties	(0.18)	(0.18)
FFO attributable to common shareholders	$0.98	$1.00

Impact on earnings from the early extinguishment of debt	0.03	0.03
Gain on sale of non-depreciable investment property	(0.02)	(0.02)
Impact on earnings from executive separation	0.01	0.01
Other	—	—
Operating FFO attributable to common shareholders	$1.00	$1.02

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income attributable to common shareholders	$12,834	$33,542	$65,496	$134,480
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	—	2,362	—	7,087
Gain on sales of investment properties	(2,692)	(73,082)	(37,211)	(230,874)
Depreciation and amortization	43,169	51,469	132,107	157,268
Provision for impairment of investment properties	—	45,822	1,316	58,856
General and administrative expenses	9,160	7,785	31,929	29,368
Interest expense	21,336	21,110	56,918	128,077
Straight-line rental income, net	(946)	(1,849)	(4,826)	(3,109)
Amortization of acquired above and below market lease intangibles, net	(540)	(482)	(3,748)	(1,762)
Amortization of lease inducements	259	242	746	824
Lease termination fees, net	(196)	(188)	477	(2,310)
Straight-line ground rent expense	580	674	1,825	2,037
Amortization of acquired ground lease intangibles	(140)	(140)	(420)	(420)
Other (income) expense, net	(303)	76	(853)	(380)
NOI	82,521	87,341	243,756	279,142
NOI from Other Investment Properties	(5,027)	(12,667)	(13,291)	(53,483)
Same Store NOI	$77,494	$74,674	$230,465	$225,659

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratio)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	September 30, 2018	December 31, 2017

Mortgages payable, net	$206,104	$287,068
Unsecured notes payable, net	696,209	695,748
Unsecured term loans, net	447,750	547,270
Unsecured revolving line of credit	209,000	216,000
Total	1,559,063	1,746,086
Mortgage premium, net of accumulated amortization	(837)	(1,024)
Mortgage discount, net of accumulated amortization	547	579
Unsecured notes payable discount, net of accumulated amortization	764	853
Capitalized loan fees, net of accumulated amortization	5,665	6,744
Total notional debt	1,565,202	1,753,238
Less: consolidated cash and cash equivalents	(29,702)	(25,185)
Less: disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges	—	(54,087)
Total net debt	$1,535,500	$1,673,966
Net Debt to Adjusted EBITDAre (a)	5.1x	5.5x

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended
	September 30, 2018	December 31, 2017

Net income	$12,834	$109,924
Interest expense	21,336	18,015
Depreciation and amortization	43,169	46,598
Gain on sales of depreciable investment properties	(1,407)	(107,101)
Provision for impairment of depreciable investment properties	—	8,147
EBITDAre	$75,932	$75,583
Gain on sale of non-depreciable investment property	(1,285)	—
Adjusted EBITDAre	$74,647	$75,583
Annualized Adjusted EBITDAre	$298,588	$302,332

(a)	For purposes of this ratio calculation, annualized three months ended figures were used.